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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the inclusion in this Annual Report on Form 10-KSB of our independent auditors' report dated April 1, 2002 on the financial statements of Big Buck Brewery & Steakhouse, Inc. for the year ended
December 30, 2001. We also consent to the incorporation of our report included in this Form 10-KSB into Big Buck's previously filed Registration Statement File Nos. 333-03548, 333-29149, 333-29151, 333-34731, 333-71161, 333-91775,
333-34052 and 333-59166.

                                                        /s/ Plante & Moran, LLP

Grand Rapids, Michigan
April 1, 2002